SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                             VISX, INCORPORATED
-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies: common stock, $.01 par value per share
             ------------------------------------------------------------------
       (2)   Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------
       (4)   Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------
       (5)   Total fee paid:

             ------------------------------------------------------------------
|_|    Fee paid previously with preliminary materials.
|_|    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)     Amount Previously Paid:

               ----------------------------------------------------------------
       (2)     Form, Schedule or Registration Statement No.:

               ----------------------------------------------------------------
       (3)     Filing Party:

               ----------------------------------------------------------------
       (4)     Date Filed:

               ----------------------------------------------------------------

                             [VISX Letterhead]


                                                                 March 30, 2001


To Our Stockholders:

         In our recent proxy statement, we alerted you to the possibility that Carl C. Icahn, a New York-based financier, might initiate a proxy contest at VISX's upcoming Annual Meeting, scheduled for May 4, 2001. It now appears that this is exactly what Mr. Icahn and certain of his controlled companies are planning to do.

         THE ICAHN GROUP WANTS TO CONTROL VISX'S VALUABLE CORPORATE FRANCHISE, WITHOUT OFFERING VISX'S STOCKHOLDERS ANYTHING FOR THEIR SHARES. YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO REJECT THE ICAHN GROUP'S SELF-SERVING ACTIONS AND NOT TO SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THEM.

         The Icahn group offers nothing new. In a strained effort to create a "platform" on which its hand-picked nominees can seek election, the Icahn group, tells you that its nominees intend to do three things if elected: institute a stock repurchase program, review strategic alternatives and form an executive search committee. Your Board of Directors acted upon each of these three measures long before they were suggested by Mr. Icahn.

         YOUR BOARD OF DIRECTORS HAS ALREADY IMPLEMENTED AN ACTIVE STOCK REPURCHASE PLAN.

o VISX has repurchased approximately 13 million shares of its stock since 1997. In the last three months alone, VISX has repurchased over 4 million shares, or approximately 7% of the shares outstanding.

o Because our currently authorized 10 million share repurchase program is nearly completed, we are preparing to implement a new plan so this process can continue. Our Board and management are working to determine the appropriate size for our next repurchase program, which we expect to announce shortly.

         YOUR BOARD OF DIRECTORS HAS ALREADY IMPLEMENTED A REVIEW OF STRATEGIC ALTERNATIVES.

o Last year VISX announced that it was working with its outside financial and legal advisers, Goldman Sachs & Co. and Skadden, Arps, Slate, Meagher & Flom LLP, to assist VISX in reviewing strategic alternatives, including possible sale, merger or business combinations, that would enhance stockholder value. While the process has not resulted in any specific transactions to date, VISX remains receptive to opportunities that would enhance stockholder value and recognize VISX's record of profitable performance and its global leadership position.

o The VISX Board continues to actively explore the possibility of available transactions; however, in the absence of such a transaction, VISX will continue to focus aggressively on stimulating growth in laser vision correction procedures and increasing VISX revenues and earnings.

         IN FEBRUARY 2001, YOUR BOARD OF DIRECTORS EFFECTED A SMOOTH TRANSITION OF MANAGEMENT AND IT DOES NOT NEED TO FORM A NEW SEARCH COMMITTEE.

o The VISX Board has had in place a succession plan as authorized by a Governance Committee of the Board, under which Elizabeth Davila was selected to succeed Mark Logan as Chief Executive Officer. This committee of outside directors retained an executive search consultant, and its process confirmed the view that Ms. Davila is the best person for the Company's CEO position.

o Ms. Davila came to VISX five years ago as its Executive Vice President and Chief Operating Officer. Her performance at VISX combined with her previous professional experiences, including eight years in the field of ophthalmology, made her the best person for the job in the opinion of the Committee. Ms. Davila's appointment as VISX's CEO was extremely well received by our shareholders, analysts, employees and customers, and there has been a smooth and seamless transition.

o Even the Icahn group admits that while it would form a search committee, it has no current specific plans to change the existing management or operations of VISX.

         THE ICAHN GROUP HAS PRESENTED NOTHING NEW TO VISX STOCKHOLDERS. THE VISX BOARD OF DIRECTORS HAS ALREADY CONSIDERED AND ACTED UPON EACH ELEMENT OF THE ICAHN GROUP'S PLATFORM.

         Your Board of Directors unanimously opposes the attempt of the Icahn group to acquire control of VISX through a proxy contest. Your Board of Directors is committed to enhancing stockholder value through pursuit of the Company's business plan, continuing stock repurchases and continuing to remain open to sale, merger or other business combination transactions that recognize VISX's value and global leadership position.

         DON'T LET CARL ICAHN AND HIS HAND-PICKED NOMINEES TAKE CONTROL OF YOUR COMPANY. WE URGE YOU NOT TO SIGN ANY PROXY CARD THAT THE ICAHN GROUP MAY SEND YOU.

         Protect and enhance the value of your investment in VISX today. If you are a registered stockholder, please sign, date and return the enclosed GOLD proxy card. If you get a white instruction card from your broker, bank or nominee, please sign and return the instruction card telling them to execute a GOLD proxy card on your behalf. A postage paid return envelope is enclosed for your convenience.

         IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED OTHER ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC., THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, TOLL-FREE AT 800-322-2885 OR COLLECT AT
212-929-5500.

         THANK YOU FOR YOUR CONTINUED CONFIDENCE AND SUPPORT AND FOR VOTING YOUR VISX PROXIES PROMPTLY.


                                          On Behalf of the Board of Directors
                                          Sincerely,


         Elizabeth H. Davila              Mark B. Logan
         President and                    Chairman of the Board
         Chief Executive Officer

VISX Logo


Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders to be held at 8:00 a.m. on Friday, May 4, 2001, at The Embassy Suites Santa Clara/Silicon Valley, 2885 Lakeside Drive, Santa Clara, California 95054. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

                                                  Sincerely,


                                                  Mark B. Logan
                                                  Chairman of the Board






                             VISX, INCORPORATED

                        ANNUAL MEETING - MAY 4, 2001

              Proxy Solicited on Behalf of Board of Directors

     The undersigned hereby appoints Mark B. Logan and Elizabeth H. Davila as proxies to vote at the Annual Meeting of Stockholders of VISX, Incorporated (the "Company") to be held on May 4, 2001 at 8:00 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR, FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that the present Board of Directors designates.

                       (TO BE SIGNED ON REVERSE SIDE)





                    SIGN, DATE AND MAIL YOUR PROXY TODAY





[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                     YOUR VOTE IS VERY IMPORTANT TO US.

WE RECOMMEND A VOTE "FOR" THE ELECTION OF DIRECTORS AND THE FOLLOWING PROPOSALS

1. To elect the following five Directors:

                                             For                   Withheld
                                            [   ]                    [   ]
       Elizabeth H. Davila
       Glendon E. French
       John W. Galiardo
       Jay T. Holmes
       Richard B. Sayford

[   ]

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that nominee's name on the space provided above.

2.  To ratify the appointment of           For          Against      Abstain
    independent public accountants.       [   ]          [   ]        [   ]

3.  To act upon such other matters         For          Against      Abstain
    as may properly come before           [   ]          [   ]        [   ]
    the meeting or any adjournment or
    postponement thereof.

          MARK HERE IF YOU PLAN TO ATTEND THE MEETING     [  ]

          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [  ]


Please sign exactly as your name(s) appear on your stock certificate. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.

DATE:               SIGNATURE:                      TITLE:
     --------------           ---------------------       ---------------------

SIGNATURE (IF HELD JOINTLY):
                             -------------------------------------

[VISX LOGO]

NEWS RELEASE                           COMPANY CONTACT:
FOR IMMEDIATE DISTRIBUTION             Lola Wood:  (877) 463-6847
                                       E-Mail:  ir@visx.com
                                       Web:  http://www.visx.com

                                       Joele Frank / Matt Sherman
                                       Joele Frank, Wilkinson Brimmer Katcher
                                       (212) 355-4449






           VISX URGES STOCKHOLDERS TO RE-ELECT VISX DIRECTORS AND
                     REJECT CARL ICAHN AND HIS NOMINEES

                    VISX SAYS ICAHN PRESENTS NOTHING NEW

SANTA CLARA, CALIFORNIA, (April, 2, 2001) - VISX, INCORPORATED
(NYSE Symbol: EYE) announced today that it sent the following letter to its stockholders urging them to sign, date and return VISX's proxy card to re-elect the five VISX nominees for director:

March 30, 2001

To Our Stockholders:

         In our recent proxy statement, we alerted you to the possibility that Carl C. Icahn, a New York-based financier, might initiate a proxy contest at VISX's upcoming Annual Meeting, scheduled for May 4, 2001. It now appears that this is exactly what Mr. Icahn and certain of his controlled companies are planning to do.

         THE ICAHN GROUP WANTS TO CONTROL VISX'S VALUABLE CORPORATE FRANCHISE, WITHOUT OFFERING VISX'S STOCKHOLDERS ANYTHING FOR THEIR SHARES. YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO REJECT THE ICAHN GROUP'S SELF-SERVING ACTIONS AND NOT TO SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THEM.

         The Icahn group offers nothing new. In a strained effort to create a "platform" on which its hand-picked nominees can seek election, the Icahn group, tells you that its nominees intend to do three things if elected: institute a stock repurchase program, review strategic alternatives and form an executive search committee. Your Board of Directors acted upon each of these three measures long before they were suggested by Mr. Icahn.

         YOUR BOARD OF DIRECTORS HAS ALREADY IMPLEMENTED AN ACTIVE STOCK REPURCHASE PLAN.

     o VISX has repurchased approximately 13 million shares of its stock since 1997. In the last three months alone, VISX has repurchased over 4 million shares, or approximately 7% of the shares outstanding.

     o Because our currently authorized 10 million share repurchase program is nearly completed, we are preparing to implement a new plan so this process can continue. Our Board and management are working to determine the appropriate size for our next repurchase program, which we expect to announce shortly.

         YOUR BOARD OF DIRECTORS HAS ALREADY IMPLEMENTED A REVIEW OF STRATEGIC ALTERNATIVES.

     o Last year VISX announced that it was working with its outside financial and legal advisers, Goldman Sachs & Co. and Skadden, Arps, Slate, Meagher & Flom LLP, to assist VISX in reviewing strategic alternatives, including possible sale, merger or business combinations, that would enhance stockholder value. While the process has not resulted in any specific transactions to date, VISX remains receptive to opportunities that would enhance stockholder value and recognize VISX's record of profitable performance and its global leadership position.

     o The VISX Board continues to actively explore the possibility of available transactions; however, in the absence of such a transaction, VISX will continue to focus aggressively on stimulating growth in laser vision correction procedures and increasing VISX revenues and earnings.

         IN FEBRUARY 2001, YOUR BOARD OF DIRECTORS EFFECTED A SMOOTH TRANSITION OF MANAGEMENT AND IT DOES NOT NEED TO FORM A NEW SEARCH COMMITTEE.

     o The VISX Board has had in place a succession plan as authorized by a Governance Committee of the Board, under which Elizabeth Davila was selected to succeed Mark Logan as Chief Executive Officer. This committee of outside directors retained an executive search consultant, and its process confirmed the view that Ms. Davila is the best person for the Company's CEO position.

     o Ms. Davila came to VISX five years ago as its Executive Vice President and Chief Operating Officer. Her performance at VISX combined with her previous professional experiences, including eight years in the field of ophthalmology, made her the best person for the job in the opinion of the Committee. Ms. Davila's appointment as VISX's CEO was extremely well received by our shareholders, analysts, employees and customers, and there has been a smooth and seamless transition.

     o Even the Icahn group admits that while it would form a search committee, it has no current specific plans to change the existing management or operations of VISX.

         THE ICAHN GROUP HAS PRESENTED NOTHING NEW TO VISX STOCKHOLDERS. THE VISX BOARD OF DIRECTORS HAS ALREADY CONSIDERED AND ACTED UPON EACH ELEMENT OF THE ICAHN GROUP'S PLATFORM.

         Your Board of Directors unanimously opposes the attempt of the Icahn group to acquire control of VISX through a proxy contest. Your Board of Directors is committed to enhancing stockholder value through pursuit of the Company's business plan, continuing stock repurchases and continuing to remain open to sale, merger or other business combination transactions that recognize VISX's value and global leadership position.

         DON'T LET CARL ICAHN AND HIS HAND-PICKED NOMINEES TAKE CONTROL OF YOUR COMPANY. WE URGE YOU NOT TO SIGN ANY PROXY CARD THAT THE ICAHN GROUP MAY SEND YOU.

         Protect and enhance the value of your investment in VISX today. If you are a registered stockholder, please sign, date and return the enclosed GOLD proxy card. If you get a white instruction card from your broker, bank or nominee, please sign and return the instruction card telling them to execute a GOLD proxy card on your behalf. A postage paid return envelope is enclosed for your convenience.

         IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED OTHER ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC., THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, TOLL-FREE AT 800-322-2885 OR COLLECT AT
212-929-5500.

         THANK YOU FOR YOUR CONTINUED CONFIDENCE AND SUPPORT AND FOR VOTING YOUR VISX PROXIES PROMPTLY.

On Behalf of the Board of Directors

Sincerely,

/s/ Elizabeth H. Davila             /s/ Mark B. Logan
-----------------------                 -------------------------
Elizabeth H. Davila                     Mark B. Logan
President and                           Chairman of the Board
Chief Executive Officer



VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.

The foregoing statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and actual results could differ materially. Additional discussion of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10-K for the year ended December 31, 2000.

                                   #####